Exhibit 99

[LOGO] FINANCIAL FEDERAL CORPORATION
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       733 Third Avenue, New York, NY 10017 * (212) 599-8000 *
       www.finacialfederal.com



                          FOR IMMEDIATE RELEASE

CONTACT:   Jeanne McDonald, Senior Vice President
           (212) 599-8000

                FINANCIAL FEDERAL CORPORATION ANNOUNCES
                APPOINTMENT OF NEW INDEPENDENT AUDITORS
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NEW YORK, NY:  October 19, 2000 - Financial Federal Corporation
("FIF" - NYSE), a nationwide, independent financial services company specializing in equipment finance and leasing for middle-market businesses, announced today that its Board of Directors, upon recommendation of its Audit Committee, has approved the appointment of Arthur Andersen LLP as independent auditors for the Company. Arthur Andersen will audit the financial statements of Financial Federal Corporation and its consolidated subsidiaries commencing for the fiscal year ending July 31, 2001.

Arthur Andersen LLP will replace Eisner & Lubin LLP who served as independent auditors for the Company since its inception in 1989.

Commenting on the change in accountants, Paul R. Sinsheimer, President, stated "We appreciate and thank Eisner & Lubin for the excellent work that they did for the Company's shareholders in the past. There have been no disagreements on any matters of accounting principles or practices, or audit scope issues, with Eisner & Lubin. Arthur Andersen is a leading accounting and consulting firm, and we look forward to developing a strong working relationship with them."

This document contains forward-looking statements, involving management assumptions, risks and uncertainties. Readers are referred to the documents filed by the Company with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Financial Federal Corporation specializes in financing industrial and commercial equipment through installment sales and leasing programs for manufacturers, dealers and end users nationwide. In addition to its New York office, the Company has six full-service operations centers in Texas, Illinois, New Jersey, North Carolina, Arizona and Georgia, and numerous additional marketing locations throughout the country.

For additional information, please visit the Company's newly enhanced website at www.financialfederal.com.

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